Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact:
Daniel Briggs
Vice President, Finance and Investor Relations
(212) 907-6134
The BISYS Group, Inc.
(NYSE: BSG)
www.bisys.com
BISYS® PROVIDES BUSINESS UPDATE
FOR FIRST HALF OF FISCAL 2006
— Conference Call, Webcast and Archived Replay Planned —
NEW YORK, N.Y. (January 31, 2006) — BISYS, a leading provider of outsourcing solutions for the financial services sector, today provided a business update for the first half of fiscal year 2006.
In light of the pending restatement of historical financial results, BISYS is not providing detailed financial results at the present time. The Company’s Audit Committee has essentially completed its extensive internal review of the accounting issues and the Company believes that the restatement process will be finished in the coming weeks. While the restatement is not complete, BISYS announced that its financial results for the first six months of fiscal 2006 were lower than management’s expectations. While the bulk of its businesses performed well, the results were not enough to offset a shortfall in the Company’s Fund Services business. In addition, corporate expenses continued to run at an elevated level.
The Investment Services group made progress on a number of fronts. Alternative Investments continued its growth and good margins. Retirement Services showed steady growth with improved margins. The Fund Services business is dealing with a difficult industry environment and the previously announced client losses, which caused overall Investment Services growth to be modestly negative with lower margins.
Insurance Services continued to generate positive internal revenue growth in each of the quarters in the first half of fiscal 2006, while margins were also stronger for this group compared to the same period in fiscal 2005. The Information Services group, which will be reported as a discontinued operation, also performed well. Assuming that restatement is completed on the current timeline, the Company expects to close the sale of Information Services on or about February 28, 2006.
BISYS President and CEO, Russell Fradin, said: “Although the first six months of fiscal 2006 have been challenging, most of our businesses are performing well and we are taking the steps necessary to be successful in fiscal 2007 and beyond.”
As previously announced, the Company will host a conference call and webcast to discuss its fiscal 2006 mid-year business update. The webcast can be accessed on the “Investor Relations” tab of BISYS’ Web site at www.bisys.com.
The webcast of the conference call, which will be hosted by Russell Fradin, President and CEO, and Bruce Dalziel, Executive Vice President and CFO, will begin at 8:30 A.M. EST on Wednesday, February 1, 2006. Those wishing to listen to the discussion are asked to log on five minutes prior to the scheduled start time. An archive of the presentation will be available on the BISYS website beginning at approximately 12:00 P.M. EST on the same day.
Management’s prepared presentation for the conference call, which will include an update on the restatement process and all the Company’s business groups, as well as a description of priorities and objectives for the remainder of the fiscal year, will also be available on BISYS’ website prior to the webcast.
About BISYS
The BISYS Group, Inc. (NYSE: BSG) provides outsourcing solutions that enable investment firms, insurance companies, and banks to more efficiently serve their customers, grow their businesses, and respond to evolving regulatory requirements. Its Investment Services group provides administration and distribution services for mutual funds, hedge funds, private equity funds, retirement plans and other investment products. Through its Insurance Services group, BISYS is the nation’s largest independent wholesale distributor of life insurance and a leading independent wholesale distributor of commercial property/casualty insurance, long-term care, disability, and annuity products. BISYS’ Information Services group provides industry-leading information processing, imaging, and back-office services to banks, insurance companies and corporate clients. Headquartered in New York, BISYS generates more than $1 billion in annual revenues worldwide. Additional information is available at www.bisys.com.
Except for the historical information contained herein, the matters discussed in the press release are forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current reasonable expectations and are subject to certain assumptions, risks, uncertainties and changes in circumstances due to future events as well as changes in economic, competitive, regulatory and/or technological factors affecting BISYS’ business, including, without limitation, the ongoing government investigations and litigations involving the company. More detailed information about risk factors that could cause actual results to differ materially are noted in BISYS’ periodic filings with the Securities and Exchange Commission. These documents can be accessed on BISYS’ website at www.bisys.com under the “Investor Relations” tab. As a reminder, the financial statements contained in BISYS’ prior SEC filings are being restated and should not be relied upon. Forward-looking statements are only predictions, not guarantees of performance, and speak only as of the date they are made. BISYS disclaims any obligation to update or amend these statements in light of new information, future events or otherwise.
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